Exhibit 5.1

January 2, 2026

Pinnacle Financial Partners, Inc.
3400 Overton Park Drive
Atlanta, Georgia 30339

Re:	Pinnacle Financial Partners, Inc.— Registration Statement on Form S-3

Ladies and Gentlemen:

I am the Executive Vice President and Chief Legal Officer of Pinnacle Financial Partners, Inc. (formerly Steel Newco Inc.), a Georgia corporation (the “Company”).  This opinion letter is being rendered on behalf of the Company in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement registers an indeterminate amount of (i) shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, no par value, of the Company (the “Preferred Stock”); (iii) depositary shares to purchase a fractional share or multiple shares of Preferred Stock (the “Depositary Shares”), which may be issued under one or more depositary agreements (each a “Depositary Agreement”) to be entered into between the Company and the depositary agent to be named therein (the “Depositary Agent”); (iv) warrants (the “Warrants”); (v) senior debt securities, subordinated debt securities, and junior subordinated debt securities (collectively, the “Debt Securities”), which may be issued pursuant to a senior debt indenture (the “Senior Debt Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Debt Trustee”), a subordinated debt indenture (the “Subordinated Debt Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Subordinated Debt Trustee”), and a junior subordinated debt indenture (the “Junior Subordinated Debt Indenture,” and together with the Senior Debt Indenture and the Subordinated Debt Indenture, the “Indentures”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Junior Subordinated Debt Trustee,” and together with the Senior Debt Trustee and the Subordinated Debt Trustee, the “Trustees”); (vi) purchase contracts (the “Purchase Contracts”), which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent”); and (vii) units consisting of one or more Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Warrants and Purchase Contracts, or any combination thereof (the “Units”), to be issued under one or more unit agreements (a “Unit Agreement”) to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units. The Common Stock, Preferred Stock, Depositary Shares, Warrants, Debt Securities, Purchase Contracts and the Units are collectively referred to herein as the “Securities”.

In rendering the opinions expressed herein, and except as hereinafter limited, I, or others who report to me, have examined such records, documents and proceedings as I have deemed relevant as a basis for the opinions expressed herein, including the Amended and Restated Articles of Incorporation of the Company, the Amended and Restated Bylaws of the Company, the Registration Statement and certain records of the proceedings of the Board of Directors of the Company.  In rendering this opinion letter, I have assumed, without independent verification, that:  (i) all signatures are genuine; (ii) all documents submitted to me as originals are authentic; and (iii) all documents submitted to me as copies conform to the originals of such documents and the originals of such copies are authentic.  I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of all parties thereto.

I have further assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of such Board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s Amended and Restated Articles of Incorporation, the Company’s Amended Restated Bylaws and the Georgia Business Corporation Code, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) no stop order suspending the effectiveness of the Registration Statement will have been issued and remain in effect; (iii) prior to any issuance of Preferred Stock, appropriate articles of amendment determining the terms of the series of Preferred Stock will have been filed with the Secretary of State of the State of Georgia and the shares of such series of Preferred Stock will have been duly and properly authorized for issuance; (iv) the number of shares of Common Stock or Preferred Stock to be offered and sold under the Registration Statement (including any Common Stock be issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable for or convertible into Common Stock) will not exceed the number of shares of Common Stock or Preferred Stock, as applicable, that is authorized in the Company’s articles of incorporation at the time of each such sale or issuance; and (v) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and any applicable prospectus supplement.

Based on and subject to the foregoing and the qualifications and limitations set forth herein, and having regard for such legal considerations as I have deemed relevant, it is my opinion that:

(1)
Any shares of Common Stock, when (a) the underwriting or similar agreement has been duly authorized, executed and delivered by the parties thereto, and (b) the shares of Common Stock have been delivered to and paid for by the purchasers thereof, will be duly authorized and validly issued, fully paid and nonassessable shares of Common Stock;

(2)
Any shares of Preferred Stock, when (a) the underwriting or similar agreement has been duly authorized, executed and delivered by the parties thereto, and (b) the shares of Preferred Stock have been delivered to and paid for by the purchasers thereof, will be duly authorized, validly issued, fully paid and nonassessable;

(3)
Any Depositary Shares, when (a) the Depositary Agreement has been duly authorized, executed and delivered by the parties thereto, and (b) the Depositary Shares have been issued and delivered to and paid for by the purchasers thereof, will be validly issued and will represent a fractional interest in, or multiple shares of, validly issued, fully paid and non-assessable Preferred Stock;

(4)
Any Warrants, when (a) the warrant agreement has been duly authorized, executed and delivered by the parties thereto, and (b) the Warrants have been delivered to and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity;

(5)
Any Debt Securities, assuming the Indenture has been duly authorized, executed and delivered by the Trustee and the Company, and when (a) any supplemental indenture, officers’ certificate or board resolution in respect of the issuance of any Debt Securities has been duly authorized, executed and delivered by the Trustee and the Company, (b) the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities, and (c) such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities and the applicable underwriting or other agreement against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity;

(6)
Any Purchase Contracts, when (a) the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company, (b) the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement, and (c) such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity; and

(7)
Any Units, when (a) the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company, (b) the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement, and (c) such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

This opinion letter is limited in all respects to the laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion letter is delivered as of the date hereof, and I make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to my attention or changes in the law occur which could affect this opinion letter and the other statements expressed herein. This opinion letter is furnished to you for your use in connection with the Registration Statement pursuant to Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein and is not to be used, circulated, quoted or otherwise referred to or replied upon by any other person or for any other purpose without my prior express written consent.

I consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to me under the caption “Legal Matters” in the prospectus included as part of the Registration Statement. In giving my consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Allan E. Kamensky
Allan E. Kamensky
Executive Vice President and Chief Legal Officer